Exhibit 32.2
CERTIFICATIONS
I, Hardin Dean Mitchell, as Executive Vice President, Chief Financial Officer and Treasurer of Enact Holdings, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:
1.The accompanying Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2026 (the “Report”), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 5, 2026

By:	/s/ Hardin Dean Mitchell
Hardin Dean Mitchell
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)